(NASDAQ:OSBC)		Exhibit 99.1

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	July 22, 2015
(630) 906-5484

Old Second Reports Second Quarter 2015 Net Income of $4.1 million

AURORA, IL, July 22, 2015 – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the second quarter of 2015.  The Company reported net income of $4.1 million for the second quarter of 2015, compared to net income of $2.0 million in the second quarter of 2014.  The Company’s net income available to common stockholders of $3.4 million, or $0.12 per diluted share for the second quarter of 2015, compared to $7.5 million, or $0.26 per diluted share, in the second quarter of 2014.  This reflects a redemption of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B  Stock”) that was completed in the second quarter of 2014, which resulted in a $6.8 million of increase to net income available to common stockholders in that quarter.

Operating Results

•

Second quarter 2015 net income before taxes increased by $3.5 million, or 113.3%, from the second quarter of 2014 and $1.2 million, or 21.3%, from the first quarter of 2015.  When compared to the second quarter of 2014, the quarter reflects improved net interest income, improved noninterest income, essentially unchanged noninterest expense and a larger loan loss reserve release.  The net income increase from the first quarter of 2015 was driven by improved revenues and a $2.3 million loan loss reserve release.  Noteworthy linked quarter expense increases are found in other real estate owned (“OREO”) expense, resulting from increased valuation reserve expense, and in the other noninterest expense category.  Second quarter 2015 net income available to common stockholders of $3.4 million compares to $2.7 million for first quarter 2015 and $7.5 million for the second quarter of 2014.  Results for 2015 reflect lower preferred stock dividends as a result of management’s determination to redeem an additional portion of the outstanding preferred stock in the first quarter of 2015.

•

Noninterest expenses of $18.9 million for the second quarter of 2015 were essentially unchanged from the second quarter of 2014.  Noninterest expenses for the second quarter of 2015 were 10.3% higher compared to the first quarter of 2015 as decreases or modest increases in many categories were offset by linked quarter increases in several other categories, most notably a $1.5 million increase in OREO valuation expenses.

•

In June, the Bank announced that a branch in Batavia, Illinois would be closed as of September 30, 2015. Management expects that closing this location will not have a material impact on future Bank performance. Another existing branch, also in Batavia, is located near the branch that will be closed.

•

On July 14, 2015, the Company provided notice that it was redeeming the remaining 31,553 issued and outstanding shares of the Company’s Series B stock. The effective date for the redemption is August 14, 2015, and the redemption price will be the stated liquidation value of $1,000 per share, together with any accrued and unpaid dividends accumulated to, but excluding, the redemption date

Capital Ratios

	June 30,	March 31,
	2015	2015
The Bank's common equity tier 1 capital ratio	17.42%	16.91%
The Company's common equity tier 1 capital ratio	9.78%	9.46%
The Bank's total capital ratio	18.68%	18.17%
The Company's total capital ratio	17.04%	17.30%
The Company's tier 1 leverage capital ratio	10.02%	9.82%

•	All ratios presented are based on the regulatory capital rules in effect on January 1, 2015. The Bank ratios shown above exceed levels required to be considered “well capitalized”.

Asset Quality & Earning Assets

•

Nonperforming loans declined by $4.1 million to $19.3 million at June 30, 2015, from $23.4 million at March 31, 2015. The largest component of nonperforming loans, nonaccrual loans, decreased $4.1 million in second quarter to $19.0 million at June 30, 2015.  These reductions were primarily the result of the Company's sale of $6.9 million of nonaccrual loans,

•

OREO assets moved only slightly in 2015 from $32.0 million at December 31, 2014, (but down from  $41.5 million at December 31, 2013) to end unchanged at $32.0 million at June 30, 2015.  New additions to the OREO portfolio in second quarter were modest.  Valuation writedowns continued with an expense of $2.1 million in the quarter.

•

Loans were essentially unchanged from year end 2014 but increased $7.8 million from March 31, 2015.  Second quarter 2015 average loans (including loans held-for-sale) decreased by $9.0 million from the first quarter of 2015 and but increased $31.6 million compared to the second quarter of last year.  The management directed loan sale discussed above reduced loans by an additional $2.2 million beyond the $6.9 million in nonaccrual reduction mentioned above.

•

Securities held-to-maturity at amortized cost total $253.4 million at June 30, 2015.  The end of the second quarter of 2015 total compares to $259.7 million securities held-to-maturity at amortized cost at year end 2014.  At June 30, 2015, available-for-sale securities at fair value totaled $399.8 million, which is an increase from $385.5 million at December 31, 2014.

•	Management review of the loan portfolio concluded that a loan loss reserve release of $2.3 million was appropriate in the second quarter.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(In thousands - unaudited)

	Quarters Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$29,880	$19	0.25	$18,022	$12	0.27	$30,333	$20	0.26
Securities:
Taxable	635,469	3,372	2.12	615,299	3,375	2.19	628,766	3,352	2.13
Non-taxable (TE)	29,424	251	3.41	23,518	217	3.69	23,613	182	3.08
Total securities	664,893	3,623	2.18	638,817	3,592	2.25	652,379	3,534	2.17
Dividends from Reserve Bank and FHLBC stock	8,409	77	3.66	9,058	77	3.40	10,292	78	3.03
Loans and loans held-for-sale[1]	1,152,485	13,566	4.66	1,161,444	13,289	4.58	1,120,918	13,104	4.62
Total interest earning assets	1,855,667	17,285	3.69	1,827,341	16,970	3.71	1,813,922	16,736	3.66
Cash and due from banks	29,153	-	-	31,744	-	-	36,827	-	-
Allowance for loan losses	(20,546)	-	-	(21,605)	-	-	(25,146)	-	-
Other noninterest bearing assets	219,239	-	-	218,544	-	-	233,369	-	-
Total assets	$2,083,513			$2,056,024			$2,058,972

Liabilities and Stockholders' Equity
NOW accounts	$334,694	$73	0.09	$338,385	$72	0.09	$309,380	$65	0.08
Money market accounts	296,872	71	0.10	298,324	70	0.10	309,843	83	0.11
Savings accounts	254,243	39	0.06	245,005	37	0.06	242,512	40	0.07
Time deposits	410,066	771	0.75	418,615	807	0.78	457,818	1,210	1.06
Interest bearing deposits	1,295,875	954	0.30	1,300,329	986	0.31	1,319,553	1,398	0.42
Securities sold under repurchase agreements	31,234	-	-	23,437	1	0.02	25,224	-	-
Other short-term borrowings	22,638	7	0.12	25,722	8	0.12	8,681	3	0.14
Junior subordinated debentures	58,378	1,071	7.34	58,378	1,072	7.35	58,378	1,388	9.51
Subordinated debt	45,000	202	1.78	45,000	197	1.75	45,000	198	1.74
Notes payable and other borrowings	500	-	-	500	4	3.20	500	4	3.16
Total interest bearing liabilities	1,453,625	2,234	0.61	1,453,366	2,268	0.63	1,457,336	2,991	0.82
Noninterest bearing deposits	435,093	-	-	405,933	-	-	389,926	-	-
Other liabilities	10,962	-	-	11,734	-	-	19,210	-	-
Stockholders' equity	183,833	-	-	184,991	-	-	192,500	-	-
Total liabilities and stockholders' equity	$2,083,513			$2,056,024			$2,058,972
Net interest income (TE)		$15,051			$14,702			$13,745
Net interest income (TE)
to total earning assets			3.25			3.26			3.04
Interest bearing liabilities to earning assets	78.33%			79.53%			80.34%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 13 and includes fees of $463,000, $486,000 and $563,000 for the second quarter of 2015, the first quarter of 2015 and the second quarter of 2014, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income on a linked quarter basis increased $338,000.  Quarterly average earning assets increased $28.3 million from the first quarter of 2015 for a total of $1.86 billion,  while yield on earning assets was essentially unchanged.  Management continued to emphasize asset quality in all securities purchases and the year over year quarterly average total securities increased a modest amount.  Similarly,  year over year second quarter average loans, including loans held-for-sale, increased  $31.6 million.

Noninterest Income

				2nd Qtr 2015
	Three Months Ended			Percent Change From
(In thousands)	2nd Qtr	1st Qtr	2nd Qtr	1st Qtr	2nd Qtr
	2015	2015	2014	2015	2014
Trust income	$1,596	$1,486	$1,677	7.4	(4.8)
Service charges on deposits	1,779	1,541	1,796	15.4	(0.9)
Residential mortgage banking revenue	2,476	1,659	1,257	49.2	97.0
Securities (loss) gains, net	(12)	(109)	295	89.0	(104.1)
Increase in cash surrender value of bank-owned life insurance	283	354	366	(20.1)	(22.7)
Debit card interchange income	1,050	959	930	9.5	12.9
Other income	1,092	2,083	1,160	(47.6)	(5.9)
Total noninterest income	$8,264	$7,973	$7,481	3.6	10.5

As shown above, noninterest income experienced no noteworthy linked quarter improvements in the second quarter except for residential mortgage banking revenue.  The Company experienced strong mortgage loan origination results in the quarter by operating effectively in a favorable market environment.  On a year to date basis, 2015 closed mortgage loan volume is approximately double 2014 volume.  First quarter other noninterest income includes a nonrecurring incentive payment of $917,000 from a service provider in a long term mutually productive relationship with Old Second and reflects the death benefit realized on a life insurance policy held by the Bank.  Year over year noninterest income increased approximately 10.5% on residential mortgage revenue and improved debit card interchange income.

Noninterest Expense

				2nd Qtr 2015
	Three Months Ended			Percent Change From
(In thousands)	2nd Qtr	1st Qtr	2nd Qtr	1st Qtr	2nd Qtr
	2015	2015	2014	2015	2014
Salaries	$7,292	$7,157	$7,128	1.9	2.3
Bonus	454	417	592	8.9	(23.3)
Benefits and other	1,403	1,681	1,463	(16.5)	(4.1)
Total salaries and employee benefits	9,149	9,255	9,183	(1.1)	(0.4)
Occupancy expense, net	1,094	1,271	1,185	(13.9)	(7.7)
Furniture and equipment expense	1,065	1,001	984	6.4	8.2
FDIC insurance	377	273	627	38.1	(39.9)
General bank insurance	310	357	343	(13.2)	(9.6)
Amortization of core deposit intangible asset	-	-	511	N/A	(100.0)
Advertising expense	353	205	459	72.2	(23.1)
Debit card interchange expense	400	352	412	13.6	(2.9)
Legal fees	420	223	409	88.3	2.7
Other real estate owned expense, net	2,388	1,352	1,650	76.6	44.7
Other expense	3,371	2,864	3,289	17.7	2.5
Total noninterest expense	$18,927	$17,153	$19,052	10.3	(0.7)
Efficiency ratio (defined below)	70.44%	68.77%	79.95%

The efficiency ratio shown in the table above is calculated as noninterest expense excluding core deposit intangible amortization and OREO expenses divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and with a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense increased on a linked quarter basis primarily on sharply higher OREO valuation expense.  Expenses were flat or down in the second quarter 2015 compared to the same period in 2014 for most categories, excluding total OREO expense, net reflecting the 2015 valuation expense.  Second quarter 2015 total noninterest expense was essentially unchanged from second quarter 2014 with 2015 reflecting no expense from the now fully amortized core deposit intangible asset.

Earning Assets

				June 30, 2015
	Major Classification of Loans as of			Percent Change From
(In thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2015	2015	2014	2015	2014
Commercial	$123,372	$114,241	$106,752	8.0	15.6
Real estate - commercial	612,379	608,267	599,796	0.7	2.1
Real estate - construction	32,157	39,430	32,265	(18.4)	(0.3)
Real estate - residential	365,989	363,967	368,592	0.6	(0.7)
Consumer	3,854	3,495	3,064	10.3	25.8
Overdraft	408	368	381	10.9	7.1
Lease financing receivables	8,571	8,651	8,722	(0.9)	(1.7)
Other	11,391	11,945	12,700	(4.6)	(10.3)
	1,158,121	1,150,364	1,132,272	0.7	2.3
Net deferred loan costs	762	705	475	8.1	60.4
	$1,158,883	$1,151,069	$1,132,747	0.7	2.3

Modest second quarter loan production combined with management decisions to sell loans and loan relationships resulted in a net increase of $7.8 million in total loans from March 31, 2015.  Volume increases for the quarter are seen in most portfolio segments, most notably in Commercial.  Management continued to emphasize loan quality and transactions in our core market area that the Company expects will develop as long-term relationship opportunities.  Management believes that this approach builds relationships with core clients,  reduces portfolio runoff and creates potential long term business development beneficial to both the Company and the client.

Commercial relationship managers continue to focus on building the loan pipeline with opportunities after a long period of runoff.  Management believes that the competitive landscape within the Chicago market is challenging and that it may remain so for a prolonged period.

The investment portfolio ended the second quarter of 2015 at $653.3 million,  a decrease from $656.6 million at March 31, 2015.  There were no purchases or sales to the held-to-maturity portion of the portfolio during the second quarter. Maturities or calls in the quarter came to a total of $20.4 million,  which included $20.0 million in tax anticipation warrants and a municipal bond.  Only minor other changes were made in the composition of securities in the available-for-sale portfolio.

Net realized losses on sales were $12,000 during the second quarter of 2015,  down from net realized losses of $109,000 in the first quarter of 2015.

Asset Quality

In Thousands

	As Of			Percent Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
	2015	2015	2014	2015	2014
Nonaccrual loans	$18,976	$23,048	$28,498	(17.7)	(33.4)
Nonperforming troubled debt restructured loans accruing interest	308	309	242	(0.3)	27.3
Loans past due 90 days or more and still accruing interest	-	-	179	-	(100.0)
Total nonperforming loans	19,284	23,357	28,919	(17.4)	(33.3)
Other real estate owned	31,964	35,461	39,232	(9.9)	(18.5)
Total nonperforming assets	$51,248	$58,818	$68,151	(12.9)	(24.8)

30-89 days past due loans	$5,296	$6,321	$3,493
Nonaccrual loans to total loans	1.6%	2.0%	2.5%
Nonperforming loans to total loans	1.7%	2.0%	2.6%
Nonperforming assets to total loans plus OREO	4.3%	5.0%	5.8%

Allowance for loan losses	$18,321	$21,181	$23,856
Allowance for loan losses to loans	1.6%	1.8%	2.1%
Allowance for loan losses to nonaccrual loans	96.5%	91.9%	83.7%

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Total nonperforming loans were $19.3 million at June 30, 2015, compared to $23.4 million at March 31, 2015.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard,  which also decreased in the quarter as shown below.  A substantial decrease in classified loans during second quarter came from a management decision to sell a loan relationship.  This sale reduced nonaccrual loans by $6.9 million and substandard loans by $2.2 million for a total reduction in classified loans of $9.1 million.  Management review of the loan portfolio concluded that a loan loss reserve release of $2.3 million was appropriate in the second quarter.

				June 30, 2015
	Classified loans as of			Percent Change From
(In thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2015	2015	2014	2015	2014
Real estate-construction	$3,952	$3,973	$4,330	(0.5)	(8.7)
Real estate-residential:
Investor	975	1,175	5,312	(17.0)	(81.6)
Owner occupied	7,051	7,529	5,841	(6.3)	20.7
Revolving and junior liens	3,292	3,234	3,097	1.8	6.3
Real estate-commercial, nonfarm	3,705	14,203	19,634	(73.9)	(81.1)
Real estate-commercial, farm	1,272	1,370	-	(7.2)	-
Commercial	698	4,936	312	(85.9)	123.7
Other	1	1	1	-	-
	$20,946	$36,421	$38,527	(42.5)	(45.6)

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Three Months Ended
(In thousands)	June 30,	% of	March 31,	% of	June 30,	% of
	2015	Total	2015	Total	2014	Total
Real estate-construction
Homebuilder	$(47)	(8.4)	$-	-	$(130)	(21.0)
Land	(2)	(0.4)	(3)	(0.7)	-	-
Commercial speculative	-	-	-	-	(226)	(36.5)
All other	(11)	(2.0)	(1)	(0.2)	(6)	(1.0)
Total real estate-construction	(60)	(10.8)	(4)	(0.9)	(362)	(58.5)
Real estate-residential
Investor	(104)	(18.6)	(11)	(2.4)	(13)	(2.1)
Owner occupied	(25)	(4.5)	67	14.7	96	15.5
Revolving and junior liens	(115)	(20.5)	338	74.1	206	33.2
Total real estate-residential	(244)	(43.6)	394	86.4	289	46.6
Real estate-commercial, nonfarm
Owner general purpose	709	126.6	495	108.6	182	29.4
Owner special purpose	109	19.5	(4)	(0.9)	347	56.0
Non-owner general purpose	(915)	(163.4)	(326)	(71.5)	145	23.4
Non-owner special purpose	163	29.1	-	-	-	-
Retail properties	-	-	-	-	(1)	(0.2)
Total real estate-commercial, nonfarm	66	11.8	165	36.2	673	108.6
Real estate-commercial, farm	-	-	-	-	-	-
Commercial	775	138.4	(109)	(23.9)	(32)	(5.1)
Other	23	4.20	10	2.2	52	8.4
Total	$560	100.0	$456	100.0	$620	100.0

Management attention to credit quality continued as reflected in the continued strong net charge-off experience illustrated above.

Deposits

Total deposits ended at $1.71 billion on June 30, 2015.  That amount reflects a decrease from total deposits of $1.74 billion at March 31, 2015 but an increase from $1.69 billion at year end 2014.  Time deposits or certificates of deposit continued to decline as seen in many previous periods.  Savings / NOW / Money Market balances declined in the second quarter while demand balances were essentially unchanged.

Borrowings

The Bank’s borrowing at the Federal Home Loan Bank of Chicago (the “FHLBC”) requires the Bank to be a member and invest in the stock of the FHLBC.  As of June 30, 2015, the Bank had $20.0 million outstanding under FHLBC advances compared to $30.0 million outstanding in advances at March 31, 2015.  Management borrowed overnight funds under the advance program virtually every day in second quarter.

The Company is also indebted on $58.4 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  In April, 2014, the Company concluded a successful capital raise and used some of the proceeds to pay interest accrued but previously unpaid on the trust preferred securities and, as of the date hereof, the Company continues to be current on the payments due on these securities.

Capital

	June 30,	March 31,
	2015	2015
The Company's common equity tier 1 capital ratio	9.78%	9.46%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	14.15%	13.68%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	17.04%	17.30%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage capital ratio	10.02%	9.82%
(minimum 4.0% for adequately capitalized)

All ratios presented are based on the regulatory capital rules of Basel III, which took effect on January 1, 2015.  As of June 30, 2015, the Bank’s common equity tier 1 capital ratio of 17.42% and total capital ratio of 18.68% exceeded the minimum capital ratios to be deemed “well capitalized”.

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion above and in the following tables.    The efficiency ratio is discussed in the noninterest expense presentation on page 4.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will also host an earnings call on Thursday, July 23, 2015, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035. Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on August 6, 2015, by dialing 877-660-6853, using Conference ID #: 13613523.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited)
	June 30,	December 31,
	2015	2014
Assets
Cash and due from banks	$29,164	$30,101
Interest bearing deposits with financial institutions	9,352	14,096
Cash and cash equivalents	38,516	44,197
Securities available-for-sale, at fair value	399,836	385,486
Securities held-to-maturity, at amortized cost	253,419	259,670
Federal Home Loan Bank and Federal Reserve Bank stock	8,271	9,058
Loans held-for-sale	6,208	5,072
Loans	1,158,883	1,159,332
Less: allowance for loan losses	18,321	21,637
Net loans	1,140,562	1,137,695
Premises and equipment, net	41,696	42,335
Other real estate owned	31,964	31,982
Mortgage servicing rights, net	5,884	5,462
Bank-owned life insurance (BOLI)	57,444	56,807
Deferred tax assets, net	65,473	70,141
Other assets	15,780	13,882
Total assets	$2,065,053	$2,061,787

Liabilities
Deposits:
Noninterest bearing demand	$432,773	$400,447
Interest bearing:
Savings, NOW, and money market	877,587	865,103
Time	403,192	419,505
Total deposits	1,713,552	1,685,055
Securities sold under repurchase agreements	32,415	21,036
Other short-term borrowings	20,000	45,000
Junior subordinated debentures	58,378	58,378
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	9,967	12,655
Total liabilities	1,879,812	1,867,624

Stockholders’ Equity
Preferred stock	31,553	47,331
Common stock	34,423	34,365
Additional paid-in capital	115,651	115,332
Retained earnings	106,791	100,697
Accumulated other comprehensive loss	(7,211)	(7,713)
Treasury stock	(95,966)	(95,849)
Total stockholders’ equity	185,241	194,163
Total liabilities and stockholders’ equity	$2,065,053	$2,061,787

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Interest and dividend income
Loans, including fees	$13,467	$13,046	$26,685	$25,984
Loans held-for-sale	72	29	115	54
Securities:
Taxable	3,372	3,352	6,747	6,854
Tax exempt	163	118	304	266
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	77	78	154	154
Interest bearing deposits with financial institutions	19	20	31	35
Total interest and dividend income	17,170	16,643	34,036	33,347
Interest expense
Savings, NOW, and money market deposits	183	188	362	387
Time deposits	771	1,210	1,578	2,531
Other short-term borrowings	7	3	16	5
Junior subordinated debentures	1,071	1,388	2,143	2,775
Subordinated debt	202	198	399	394
Notes payable and other borrowings	-	4	4	8
Total interest expense	2,234	2,991	4,502	6,100
Net interest and dividend income	14,936	13,652	29,534	27,247
Loan loss reserve release	(2,300)	(1,000)	(2,300)	(2,000)
Net interest and dividend income after provision for loan losses	17,236	14,652	31,834	29,247
Noninterest income
Trust income	1,596	1,677	3,082	3,136
Service charges on deposits	1,779	1,796	3,320	3,516
Secondary mortgage fees	281	155	525	267
Mortgage servicing gain, net of changes in fair value	500	64	292	17
Net gain on sales of mortgage loans	1,695	1,038	3,318	1,700
Securities (loss) gain, net	(12)	295	(121)	226
Increase in cash surrender value of bank-owned life insurance	283	366	637	724
Debit card interchange income	1,050	930	2,009	1,760
Other income	1,092	1,160	3,175	2,456
Total noninterest income	8,264	7,481	16,237	13,802
Noninterest expense
Salaries and employee benefits	9,149	9,183	18,404	18,284
Occupancy expense, net	1,094	1,185	2,365	2,666
Furniture and equipment expense	1,065	984	2,066	1,967
FDIC insurance	377	627	650	906
General bank insurance	310	343	667	832
Amortization of core deposit	-	511	-	1,023
Advertising expense	353	459	558	762
Debit card interchange expense	400	412	752	790
Legal fees	420	409	643	666
Other real estate expense, net	2,388	1,650	3,740	2,658
Other expense	3,371	3,289	6,235	6,014
Total noninterest expense	18,927	19,052	36,080	36,568
Income before income taxes	6,573	3,081	11,991	6,481
Provision for income taxes	2,444	1,060	4,363	2,258
Net income	$4,129	$2,021	$7,628	$4,223
Preferred stock dividends and accretion of discount	710	1,348	1,534	2,920
Dividends waived upon preferred stock redemption	-	(5,433)	-	(5,433)
Gain on preferred stock redemption	-	(1,348)	-	(1,348)
Net income available to common stockholders	$3,419	$7,454	$6,094	$8,084

Basic earnings per share	$0.12	$0.26	$0.21	$0.38
Diluted earnings per share	0.12	0.26	0.21	0.38

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, except share data, unaudited)

	2014				2015
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Cash and due from banks	$29,901	$36,827	$32,459	$31,314	$31,744	$29,153
Interest bearing deposits with financial institutions	23,775	30,333	38,603	19,643	18,022	29,880
Cash and cash equivalents	53,676	67,160	71,062	50,957	49,766	59,033

Securities available-for-sale, at fair value	371,229	388,309	348,791	368,944	380,180	409,600
Securities held-to-maturity, at amortized cost	263,765	264,070	263,832	261,775	258,637	255,293
Federal Home Loan Bank and Federal Reserve Bank stock	10,292	10,292	9,085	9,058	9,058	8,409
Loans held-for-sale	2,344	2,829	3,758	4,065	4,782	7,880
Loans	1,104,065	1,118,089	1,133,379	1,141,297	1,156,662	1,144,605
Less : allowance for loan losses	27,102	25,146	24,492	23,231	21,605	20,546
Net loans	1,076,963	1,092,943	1,108,887	1,118,066	1,135,057	1,124,059

Premises and equipment, net	45,972	45,575	45,116	42,516	42,306	41,937
Other real estate owned	39,971	39,094	38,757	39,566	32,392	34,637
Mortgage servicing rights, net	5,569	5,527	5,522	5,468	5,202	5,416
Core deposit intangible, net	916	399	23	-	-	-
Bank-owned life insurance (BOLI)	55,551	55,894	56,262	56,566	56,927	57,283
Deferred tax assets, net	75,387	74,082	71,937	71,628	69,936	67,657
Other assets	12,990	12,798	12,615	11,985	11,781	12,309
Total other assets	236,356	233,369	230,232	227,729	218,544	219,239
Total assets	$2,014,625	$2,058,972	$2,035,647	$2,040,594	$2,056,024	$2,083,513

Liabilities
Deposits:
Noninterest bearing demand	$373,711	$389,926	$389,246	$400,001	$405,933	$435,093
Interest bearing:
Savings, NOW, and money market	852,709	861,735	860,342	857,666	881,714	885,809
Time	468,138	457,818	437,597	421,584	418,615	410,066
Total deposits	1,694,558	1,709,479	1,687,185	1,679,251	1,706,262	1,730,968

Securities sold under repurchase agreements	24,539	25,224	27,266	27,298	23,437	31,234
Other short-term borrowings	4,111	8,681	12,174	24,946	25,722	22,638
Junior subordinated debentures	58,378	58,378	58,378	58,378	58,378	58,378
Subordinated debt	45,000	45,000	45,000	45,000	45,000	45,000
Notes payable and other borrowings	500	500	500	500	500	500
Other liabilities	38,966	19,210	11,416	12,177	11,734	10,962
Total liabilities	1,866,052	1,866,472	1,841,919	1,847,550	1,871,033	1,899,680

Stockholders' equity
Preferred stock	72,991	54,947	47,331	47,331	36,637	31,553
Common stock	18,840	33,104	34,365	34,365	34,414	34,419
Additional paid-in capital	66,241	111,279	115,220	115,263	115,413	115,553
Retained earnings	93,508	96,002	98,256	99,553	102,050	105,208
Accumulated other comprehensive loss	(7,177)	(6,982)	(5,594)	(7,618)	(7,558)	(6,935)
Treasury stock	(95,830)	(95,850)	(95,850)	(95,850)	(95,965)	(95,965)
Total stockholders' equity	148,573	192,500	193,728	193,044	184,991	183,833
Total liabilities and stockholder's equity	$2,014,625	$2,058,972	$2,035,647	$2,040,594	$2,056,024	$2,083,513

Total Earning Assets	$1,775,470	$1,813,922	$1,797,448	$1,804,782	$1,827,341	$1,855,667
Total Interest Bearing Liabilities	1,453,375	1,457,336	1,441,257	1,435,372	1,453,366	1,453,625

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Operations

(In thousands, except share data, unaudited)

	2014				2015
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Interest and Dividend Income
Loans, including fees	$12,938	$13,046	$13,362	$13,580	$13,218	$13,467
Loans held-for-sale	25	29	38	41	43	72
Securities:
Taxable	3,502	3,352	3,586	3,691	3,375	3,372
Tax exempt	148	118	110	96	141	163
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	78	78	77	77	77
Interest bearing deposits with financial institutions	15	20	25	13	12	19
Total interest and dividend income	16,704	16,643	17,199	17,498	16,866	17,170
Interest Expense
Savings, NOW, and money market deposits	199	188	175	176	179	183
Time deposits	1,321	1,210	1,073	896	807	771
Other short-term borrowings	2	3	5	9	9	7
Junior subordinated debentures	1,387	1,388	1,072	1,072	1,072	1,071
Subordinated debt	196	198	199	199	197	202
Notes payable and other borrowings	4	4	4	4	4	-
Total interest expense	3,109	2,991	2,528	2,356	2,268	2,234
Net interest and dividend income	13,595	13,652	14,671	15,142	14,598	14,936
Loan loss reserve release	(1,000)	(1,000)	-	(1,300)	-	(2,300)
Net interest and dividend income after provision for loan losses	14,595	14,652	14,671	16,442	14,598	17,236
Noninterest Income
Trust income	1,459	1,677	1,483	1,579	1,486	1,596
Service charges on deposits	1,720	1,796	1,838	1,725	1,541	1,779
Secondary mortgage fees	112	155	174	180	244	281
Mortgage servicing (loss) gain, net of changes in fair value	(47)	64	252	(60)	(208)	500
Net gain on sales of mortgage loans	662	1,038	914	980	1,623	1,695
Securities (losses) gains, net	(69)	295	1,231	262	(109)	(12)
Increase in cash surrender value of bank-owned life insurance	358	366	304	369	354	283
Debit card interchange income	830	930	1,011	1,035	959	1,050
Other income	1,296	1,160	1,116	1,021	2,083	1,092
Total noninterest income	6,321	7,481	8,323	7,091	7,973	8,264
Noninterest Expense
Salaries and employee benefits	9,101	9,183	8,856	9,027	9,255	9,149
Occupancy expense, net	1,481	1,185	1,143	1,154	1,271	1,094
Furniture and equipment expense	983	984	989	1,016	1,001	1,065
FDIC insurance	279	627	649	615	273	377
General bank insurance	489	343	371	358	357	310
Amortization of core deposit	512	511	154	-	-	-
Advertising expense	303	459	291	225	205	353
Debit card interchange expense	378	412	418	423	352	400
Legal fees	257	409	332	335	223	420
Other real estate expense, net	1,008	1,650	2,007	2,252	1,352	2,388
Other expense	2,725	3,289	3,134	3,362	2,864	3,371
Total noninterest expense	17,516	19,052	18,344	18,767	17,153	18,927
Income before income taxes	3,400	3,081	4,650	4,766	5,418	6,573
Provision for income taxes	1,198	1,060	1,726	1,777	1,919	2,444
Net income	2,202	2,021	2,924	2,989	3,499	4,129
Preferred stock dividends and accretion of discount	1,572	1,348	1,065	1,077	824	710
Dividends waived upon preferred stock redemption	-	(5,433)	-	-	-	-
Gain on preferred stock redemption	-	(1,348)	-	-	-	-
Net income available to common stockholders	$630	$7,454	$1,859	$1,912	$2,675	$3,419

Basic earnings per share	$0.04	$0.26	$0.06	$0.06	$0.09	$0.12
Diluted earnings per share	0.04	0.26	0.06	0.06	0.09	0.12

The table below provides a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated:

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014
Net Interest Margin
Interest income (GAAP)	$17,170	$16,866	$16,643
Taxable-equivalent adjustment:
Loans	27	28	29
Securities	88	76	64
Interest income - TE	17,285	16,970	16,736
Interest expense (GAAP)	2,234	2,268	2,991
Net interest income -TE	$15,051	$14,702	$13,745
Net interest income (GAAP)	$14,936	$14,598	$13,652
Average interest earning assets	$1,855,667	$1,827,341	$1,813,922
Net interest margin (GAAP)	3.23%	3.24%	3.02%
Net interest margin - TE	3.25%	3.26%	3.04%

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014
Efficiency Ratio
Noninterest expense	$18,927	$17,153	$19,052
Less amortization of core deposit, net	-	-	511
Less other real estate expense, net	2,388	1,352	1,650
Adjusted noninterest expense	16,539	15,801	16,891
Net interest income (GAAP)	14,936	14,598	13,652
Taxable-equivalent adjustment:
Loans	27	28	29
Securities	88	76	64
Net interest income (TE)	15,051	14,702	13,745
Noninterest income	8,264	7,973	7,481
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI - (TE)	152	191	197
Noninterest income - (TE)	8,416	8,164	7,678
Less securities (losses) gain, net	(12)	(109)	295
Adjusted noninterest income, plus net interest income (TE)	$23,479	$22,975	$21,128
Efficiency ratio	70.44%	68.77%	79.95%